                                                                     EXHIBIT 2.1








                  MASTER SEPARATION AND DISTRIBUTION AGREEMENT



                                     BETWEEN



                            MRV COMMUNICATIONS, INC.



                                       AND



                                 LUMINENT, INC.



                                 EFFECTIVE AS OF



                                 JULY 25, 2000

                                TABLE OF CONTENTS

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                                                                                              ----
 ARTICLE I...................................................................................   2

     SEPARATION..............................................................................   2

        1.1    Separation Date...............................................................   2

        1.2    Closing of Transactions.......................................................   2

        1.3    Exchange of Secretary's Certificates..........................................   2

 ARTICLE II..................................................................................   2

     DOCUMENTS AND ITEMS TO BE DELIVERED ON THE SEPARATION DATE..............................   2

        2.1    Documents to Be Delivered by MRV..............................................   2

        2.2    Documents to Be Delivered by Luminent.........................................   3

 ARTICLE III.................................................................................   3

     THE IPO AND ACTIONS PENDING THE IPO.....................................................   3

        3.1    Transactions Prior to the IPO.................................................   3

        3.2    Cooperation...................................................................   4

        3.3    Conditions Precedent to Consummation of the IPO...............................   4

 ARTICLE IV..................................................................................   5

     THE DISTRIBUTION........................................................................   5

        4.1    The Distribution..............................................................   5

        4.2    Actions Prior to the Distribution.............................................   5

        4.3    Sole Discretion of MRV........................................................   6

        4.4    Conditions Precedent to Distribution..........................................   6

        4.5    Fractional Shares.............................................................   7

 ARTICLE V...................................................................................   7

     COVENANTS AND OTHER MATTERS.............................................................   7

        5.1    Other Agreements..............................................................   7

        5.2    Further Instruments...........................................................   7

        5.3    Additional Transitional Services Agreements...................................   8

        5.4    Agreement for Exchange of Information.........................................   8

        5.5    Auditors and Audits; Annual and Quarterly Statements and Accounting..........    9

        5.6    Consistency with Past Practices..............................................   11

                                TABLE OF CONTENTS

                                                                                              PAGE
                                                                                              ----
        5.7    Payment of Expenses..........................................................   11

        5.8    Foreign Subsidiaries.........................................................   11

        5.9    Dispute Resolution...........................................................   11

        5.10   Governmental Approvals.......................................................   12

        5.11   No Representation or Warranty................................................   12

        5.12   Non-Solicitation of Employees................................................   13

        5.13   Employee Agreements;  Definition.............................................   13

        5.14   Cooperation in Obtaining New Agreements......................................   15

        5.15   Property Damage to Luminent Assets Prior to the Separation Date..............   15

 ARTICLE VI.................................................................................   15

     MISCELLANEOUS..........................................................................   15

        6.1    Limitation of Liability......................................................   15

        6.2    Entire Agreement.............................................................   15

        6.3    Governing Law................................................................   16

        6.4    Termination..................................................................   16

        6.5    Notices......................................................................   16

        6.6    Counterparts.................................................................   17

        6.7    Binding Effect; Assignment...................................................   17

        6.8    Severability.................................................................   17

        6.9    Failure or Indulgence Not Waiver; Remedies Cumulative........................   17

        6.10   Amendment....................................................................   17

        6.11   Authority....................................................................   17

        6.12   Interpretation...............................................................   17

        6.13   Conflicting Agreements.......................................................   18

 ARTICLE VII................................................................................   18

     DEFINITIONS............................................................................   18

        7.1    Affiliated Company...........................................................   18

        7.2    Governmental Approvals.......................................................   18

        7.3    Governmental Authority.......................................................   18

                                TABLE OF CONTENTS

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                                                                                              ----
        7.4    Information..................................................................   18

        7.5    IPO Closing Date.............................................................   18

        7.6    Luminent Assets..............................................................   18

        7.7    Luminent Group...............................................................   18

        7.8    Luminent's Auditors..........................................................   18

        7.9    Person.......................................................................   19

        7.10   Record Date..................................................................   19

        7.11   Subsidiary...................................................................   19

        7.12   MRV Group....................................................................   19

        7.13   MRV's Auditors...............................................................   19

                                TABLE OF EXHIBITS

                                                                                              PAGE
                                                                                              ----
EXHIBIT A...................................................................................   22

     CERTIFICATE OF SECRETARY OF MRV........................................................   22

EXHIBIT B...................................................................................   23

     CERTIFICATE OF SECRETARY OF LUMINENT...................................................   23

EXHIBIT C...................................................................................   24

     GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT............................................   24

EXHIBIT D-1.................................................................................   25

     MASTER TECHNOLOGY OWNERSHIP AND LICENSE AGREEMENT......................................   25

EXHIBIT D-2.................................................................................   26

     MASTER PATENT OWNERSHIP AND LICENSE AGREEMENT..........................................   26

EXHIBIT D-3.................................................................................   27

     MASTER TRADEMARK OWNERSHIP AND LICENSE AGREEMENT.......................................   27

EXHIBIT E...................................................................................   28

     EMPLOYEE MATTERS AGREEMENT.............................................................   28

EXHIBIT F...................................................................................   29

     TAX SHARING AGREEMENT..................................................................   29

EXHIBIT G...................................................................................   30

     MASTER TRANSITIONAL SERVICES AGREEMENT.................................................   30

EXHIBIT H...................................................................................   31

     REAL ESTATE MATTERS AGREEMENT..........................................................   31

EXHIBIT I...................................................................................   32

     MASTER CONFIDENTIAL DISCLOSURE AGREEMENT...............................................   32

EXHIBIT J...................................................................................   33

     INDEMNIFICATION AND INSURANCE MATTERS AGREEMENT........................................   33

                  MASTER SEPARATION AND DISTRIBUTION AGREEMENT

        This Master Separation and Distribution Agreement (this "Agreement") is entered into as of July 25, 2000, between MRV Communications, Inc., ("MRV") a Delaware corporation, and Luminent, Inc. ("Luminent"), a Delaware corporation. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Article VII hereof.

                                    RECITALS

        WHEREAS, MRV currently owns all of the issued and outstanding common stock of Luminent;

        WHEREAS, Luminent is engaged in the manufacture and sale of optical components for use in advanced fiber optic communications systems, as described in the IPO Registration Statement (the "Luminent Business");

        WHEREAS, the Boards of Directors of MRV and Luminent have each determined that it would be appropriate and desirable for MRV to contribute and transfer to Luminent, and for Luminent to receive and assume, directly or indirectly, assets and liabilities currently held by MRV and associated with the Luminent Business (the "Separation");

        WHEREAS, MRV and Luminent currently contemplate that, following the contribution and assumption of assets and liabilities, Luminent will make an initial public offering ("IPO") of an amount of its common stock pursuant to a registration statement on Form S-1 pursuant to the Securities Act of 1933, as amended (the "IPO Registration Statement"), that will reduce MRV's ownership of Luminent to not less than 80.1%;

        WHEREAS, MRV currently contemplates that, 6 to 12 months following such IPO, MRV will distribute, pro rata, to the holders of its common stock, $0.001 par value, all of the shares of Luminent common stock owned by MRV (the "Distribution");

        WHEREAS, MRV and Luminent intend that the Separation and the Distribution will qualify as a tax-free reorganization under Sections 368(a)(1)(D) and 355 of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement is intended to be, and is hereby adopted as, a plan of reorganization under Section 368 of the Code; and

        WHEREAS, the parties intend in this Agreement, including the Exhibits hereto, to set forth the principal arrangements between them regarding the separation of the Luminent Business.

        NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

                                    ARTICLE I

                                   SEPARATION

1.1 Separation Date. Unless otherwise provided in this Agreement, or in any agreement to be executed in connection with this Agreement, the effective time and date of each transfer of property, assumption of liability, license, undertaking, or agreement in connection with the Separation shall be 12:01 a.m., Pacific Time, September 8, 2000 or such other date as may be fixed by the Board of Directors of MRV (the "Separation Date").

1.2 Closing of Transactions. Unless otherwise provided herein, the closing of the transactions contemplated in Article II shall occur by the lodging of each of the executed instruments of transfer, assumptions of liability, undertakings, agreements, instruments or other documents executed or to be executed with Kirkpatrick & Lockhart, LLP ("K&L"), 9100 Wilshire Blvd., Suite 8E, Beverly Hills, California 90212 to be held in escrow for delivery as provided in Section 1.3.

1.3 Exchange of Secretary's Certificates. Upon receipt of a certificate of the Secretary or an Assistant Secretary of MRV in the form attached to this Agreement as Exhibit A, K&L shall deliver to Luminent on behalf of MRV all of the items required to be delivered by MRV hereunder pursuant to Section 2.1 and each such item shall be deemed to be delivered to Luminent as of the Separation Date upon delivery of such certificate. Upon receipt of a certificate of the Secretary or an Assistant Secretary of Luminent in the form attached to this Agreement as Exhibit B, K&L shall deliver to MRV on behalf of Luminent all of the items required to be delivered by Luminent pursuant to Section 2.2 hereunder and each such item shall be deemed to be delivered to MRV as of the Separation Date upon receipt of such certificate.

                                   ARTICLE II

           DOCUMENTS AND ITEMS TO BE DELIVERED ON THE SEPARATION DATE

2.1     Documents to Be Delivered by MRV

  On the Separation Date or such other date as agreed in connection with the Non-US Plan (as defined in Section 5.8), MRV will deliver, or will cause its appropriate Subsidiaries to deliver, to Luminent all of the following items and agreements (collectively, together with all agreements and documents contemplated by such agreements, the "Ancillary Agreements"):

        (a) A duly executed General Assignment and Assumption Agreement (the "Assignment Agreement") substantially in the form attached hereto as Exhibit C;

        (b) A duly executed Master Technology Ownership and License Agreement substantially in the form attached hereto as Exhibit D-1, a duly executed Master Patent Ownership and License Agreement substantially in the form attached hereto as Exhibit D-2 and a duly executed Master Trademark Ownership and License Agreement substantially in the form attached as Exhibit D-3;

        (c) A duly executed Employee Matters Agreement substantially in the form attached hereto as Exhibit E;

        (d) A duly executed Tax Sharing Agreement substantially in the form attached hereto as Exhibit F;

        (e) A duly executed Master Transitional Services Agreement substantially in the form attached hereto as Exhibit G;

        (f) A duly executed Real Estate Matters Agreement substantially in the form attached hereto as Exhibit H;

        (g) A duly executed Master Confidential Disclosure Agreement substantially in the form attached hereto as Exhibit I;

        (h) A duly executed Indemnification and Insurance Matters Agreement substantially in the form attached hereto as Exhibit J;

        (i) Resignations of each person who is an officer or director of MRV or its Subsidiaries, immediately prior to the Separation Date, and who will be employees of Luminent from and after the Separation Date; and

        (j) Such other agreements, documents or instruments as the parties may agree are necessary or desirable in order to achieve the purposes hereof.

2.2 Documents to Be Delivered by Luminent. As of the Separation Date, Luminent will deliver to MRV all of the following:

        (a) In each case where Luminent is a party to any agreement or instrument referred to in Section 2.1, a duly executed counterpart of such agreement or instrument; and

        (b) Resignations of each person who is an officer or director of Luminent, immediately prior to the Separation Date, and who will be an employee of MRV from and after the Separation Date.

                                   ARTICLE III

                       THE IPO AND ACTIONS PENDING THE IPO

3.1 Transactions Prior to the IPO. Subject to the conditions specified in
Section 3.3, MRV and Luminent shall use their reasonable commercial efforts to consummate the IPO. Such efforts shall include, but not necessarily be limited to, those specified in this Section 3.1

        (a) Registration Statement. Luminent shall file the IPO Registration Statement, and such amendments or supplements thereto as may be necessary in order to cause the same to become and remain effective as required by law or by the managing underwriters for the IPO (the "Underwriters"), including, but not limited to, filing such amendments to the IPO Registration Statement as may be required by the underwriting agreement to be entered into between Luminent and the Underwriters (the "Underwriting Agreement"), the Securities and Exchange Commission (the "Commission") or federal, state or foreign securities laws. MRV and Luminent shall also cooperate in preparing, filing with the Securities and Exchange Commission and causing to become effective a registration statement registering the common stock of Luminent under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and any registration statements or amendments thereof which are required to reflect the establishment of, or amendments to, any employee benefit and other plans necessary or appropriate in connection with the IPO, the Separation, the Distribution or the other transactions contemplated by this Agreement.

        (b) Underwriting Agreement. Luminent shall enter into the Underwriting Agreement, in form and substance reasonably satisfactory to Luminent, and shall comply with its obligations thereunder.

        (c) Nasdaq Listing. Luminent shall prepare, file and use reasonable commercial efforts to seek to make effective, an application for listing of the common stock of Luminent issued in the IPO on the Nasdaq National Market ("Nasdaq"), subject to official notice of issuance.

3.2 Cooperation. Luminent shall consult with, and cooperate in all respects with, MRV in connection with the pricing of the common stock of Luminent to be offered in the IPO and shall, at MRV's direction, promptly take any and all actions necessary or desirable to consummate the IPO as contemplated by the IPO Registration Statement and the Underwriting Agreement.

3.3 Conditions Precedent to Consummation of the IPO. The IPO closing is currently scheduled to occur on or before September 15, 2000 or such other date as may be fixed by the Board of Directors of MRV (the "IPO Closing Date"). The obligations of the parties to use their reasonable commercial efforts to consummate the IPO shall be conditioned on the satisfaction of the following conditions:

        (a) Registration Statement. The IPO Registration Statement shall have been filed and declared effective by the Commission, and there shall be no stop-order in effect with respect thereto.

        (b) Blue Sky. The actions and filings with regard to state securities and blue sky laws of the United States (and any comparable laws under any foreign jurisdictions) shall have been taken and, where applicable, have become effective or been accepted.

        (c) Nasdaq Listing. The common stock of Luminent to be issued in the IPO shall have been accepted for listing on the Nasdaq, on official notice of issuance.

        (d) Underwriting Agreement. Luminent shall have entered into the Underwriting Agreement and all conditions to the obligations of Luminent and the Underwriters shall have been satisfied or waived.

        (e) Common Stock Ownership. MRV shall be satisfied in its sole discretion that it will own at least 80.1% of the outstanding common stock of Luminent following the IPO. All other conditions to permit the Distribution to qualify as a tax-free distribution to MRV, Luminent and MRV's stockholders shall, to the extent applicable as of the time of the IPO, be satisfied. There shall be no event or condition that is likely to cause any of such conditions not to be satisfied as of the time of the Distribution or thereafter.

        (f) No Legal Restraints. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Separation or the IPO or any of the other transactions contemplated by this Agreement shall be in effect.

        (g) Separation. The Separation shall have become effective by execution of this Agreement and the Ancillary Agreements.

        (h) Other Actions. Such other actions as the parties hereto may, based upon the advice of counsel, reasonably request to be taken prior to the IPO in order to assure the successful completion of the IPO shall have been taken.

        (i)    No Termination.  This Agreement shall not have been terminated.

                                   ARTICLE IV

                                THE DISTRIBUTION

4.1     The Distribution.

        (a) Delivery of Shares for Distribution. Subject to Section 4.4 hereof, on or prior to the date the Distribution is effective (the "Distribution Date"), MRV will deliver to the distribution agent (the "Distribution Agent") to be appointed by MRV to distribute to the stockholders of MRV the shares of common stock of Luminent held by MRV pursuant to the Distribution for the benefit of holders of record of common stock of MRV on the Record Date, a single stock certificate, endorsed by MRV, representing all of the outstanding shares of common stock of Luminent then owned by MRV, and shall cause the transfer agent for the shares of common stock of MRV to instruct the Distribution Agent to distribute on the Distribution Date the appropriate number of such shares of common stock of Luminent to each such holder or designated transferee or transferees of such holder.

        (b) Shares Received. Subject to Sections 4.4 and 4.5, each holder of common stock of MRV on the Record Date (or such holder's designated transferee or transferees) will be entitled to receive in the Distribution a number of shares of common stock of Luminent equal to the number of shares of common stock of MRV held by such holder on the Record Date multiplied by a fraction the numerator of which is the number of shares of common stock of Luminent beneficially owned by MRV on the Record Date and the denominator of which is the number of shares of common stock of MRV outstanding on the Record Date.

        (c) Obligation to Provide Information. Luminent and MRV, as the case may be, will provide to the Distribution Agent all share certificates and any information required in order to complete the Distribution on the basis specified above.


4.2     Actions Prior to the Distribution.

        (a) Information Statement. MRV and Luminent shall prepare and mail, prior to the Distribution Date, to the holders of common stock of MRV, such information concerning Luminent and the Distribution and such other matters as MRV shall reasonably determine are necessary and as may be required by law. MRV and Luminent will prepare, and Luminent will, to the extent required under applicable law, file with the Commission any such documentation which MRV and Luminent determine is necessary or desirable to effectuate the Distribution, and MRV and Luminent shall each use its reasonable commercial efforts to obtain all necessary approvals from the Commission with respect thereto as soon as practicable.

        (b) Blue Sky. MRV and Luminent shall take all such actions as may be necessary or appropriate under the securities or blue sky laws of the United States (and any comparable laws under any foreign jurisdiction) in connection with the Distribution.

        (c) Nasdaq Listing. Luminent shall prepare and file, and shall use its reasonable commercial efforts to have approved, an application for the additional listing of the common stock of Luminent to be distributed in the Distribution on the Nasdaq, subject to official notice of distribution.

        (d) Conditions. MRV and Luminent shall take all reasonable steps necessary and appropriate to cause the conditions set forth in Section 4.4 to be satisfied and to effect the Distribution on the Distribution Date.

4.3 Sole Discretion of MRV. MRV currently intends, following the consummation of the IPO, to complete the Distribution within 6 to 12 months following the IPO. MRV shall, in its sole and absolute discretion, determine the date of the consummation of the Distribution and all terms of the Distribution, including, without limitation, the form, structure and terms of any transaction(s) and/or offering(s) to effect the Distribution and the timing of and conditions to the consummation of the Distribution. In addition, MRV may at any time and from time to time until the completion of the Distribution, modify or change the terms of the Distribution, including, without limitation, by accelerating or delaying the timing of the consummation of all or part of the Distribution. Luminent shall cooperate with MRV in all respects to accomplish the Distribution and shall, at MRV's direction, promptly take any and all actions necessary or desirable to effect the Distribution, including, without limitation, the registration under the Securities Act of the common stock of Luminent on an appropriate registration form or forms to be designated by MRV. MRV shall select any investment banker(s) and manager(s) in connection with the Distribution, as well as any financial printer, solicitation and/or exchange agent and outside counsel for MRV; provided, however, that nothing herein shall prohibit Luminent from engaging (at its own expense) its own financial, legal, accounting and other advisors in connection with the Distribution.

4.4 Conditions Precedent to Distribution. The following are conditions that must take place prior to the consummation of the Distribution. The conditions are for the sole benefit of MRV and shall not give rise to or create any duty on the part of MRV or the MRV Board of Directors to waive or not waive any such condition.

        (a) IRS Ruling. MRV shall have obtained a private letter ruling from the Internal Revenue Service in form and substance satisfactory to MRV (in its sole discretion), and such ruling shall remain in effect as of the Distribution Date, to the effect that (i) the transfer by the MRV Group to the Luminent Group of the property, subject to liabilities, held by MRV of the Luminent Business, and Luminent's assumption of liabilities held by MRV related to the Luminent Business, followed by the distribution by MRV of all of its Luminent stock to the stockholders of MRV, will qualify as a reorganization under Sections 368(a)(1)(D) and 355 of the Code; (ii) no gain or loss will be recognized by MRV on its transfer of property of the Luminent Business to Luminent; (iii) no gain or loss will be recognized by Luminent on its receipt of property of the Luminent Business from MRV; and (iv) no gain or loss will be recognized by (and no amount will otherwise be included in the income of) the stockholders of MRV upon their receipt of Luminent common stock pursuant to the Distribution.

        (b) Government Approvals. Any material governmental approvals and consents necessary to consummate the Distribution shall have been obtained and be in full force and effect;

        (c) No Legal Restraints. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution shall be in effect and no other event outside the control of MRV shall have occurred or failed to occur that prevents the consummation of the Distribution; and

        (d) No Material Adverse Effect. No other events or developments shall have occurred subsequent to the IPO Closing Date that, in the judgment of the Board of Directors of MRV, would result in the Distribution having a material adverse effect on MRV or on the stockholders of MRV.

4.5 Fractional Shares. As soon as practicable after the Distribution Date, MRV shall direct the Distribution Agent to determine the number of whole shares and fractional shares of common stock of Luminent allocable to each holder of record or beneficial owner of common stock of MRV as of the Record Date, to aggregate all such fractional shares and sell the whole shares obtained thereby at the direction of MRV, in open market transactions, at then prevailing trading prices, and to cause to be distributed to each such holder or for the benefit of each such beneficial owner to which a fractional share shall be allocable such holder's or owner's ratable share of the proceeds of such sale, after making appropriate deductions of the amount required to be withheld for federal income tax purposes and after deducting an amount equal to all brokerage charges, commissions and transfer taxes attributed to such sale. MRV and the Distribution Agent shall use their reasonable commercial efforts to aggregate the shares of common stock of MRV that may be held by any beneficial owner thereof through more than one account in determining the fractional share allocable to such beneficial owner.

                                    ARTICLE V

                           COVENANTS AND OTHER MATTERS

5.1 Other Agreements. MRV and Luminent agree to execute or cause to be executed by the appropriate parties and deliver, as appropriate, such other agreements, instruments and other documents as may be necessary or desirable in order to effect the purposes of this Agreement and the Ancillary Agreements.

5.2 Further Instruments. At the request of Luminent, and without further consideration, MRV will execute and deliver, and will cause its applicable Subsidiaries to execute and deliver, to Luminent and its Subsidiaries such other instruments of transfer, conveyance, assignment, substitution and confirmation and take such action as Luminent may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to Luminent and its Subsidiaries and confirm Luminent's and its Subsidiaries' title to all of the assets, rights and other things of value contemplated to be transferred to Luminent and its Subsidiaries pursuant to this Agreement, the Ancillary Agreements, and any documents referred to therein, to put Luminent and its Subsidiaries in actual possession and operating control thereof and to permit Luminent and its Subsidiaries to exercise all rights with respect thereto (including, without limitation, rights under contracts and other arrangements as to which the consent of any third party to the transfer thereof shall not have previously been obtained). At the request of MRV and without further consideration, Luminent will execute and deliver, and will cause its applicable Subsidiaries to execute and deliver, to MRV and its Subsidiaries all instruments, assumptions, novations, undertakings, substitutions or other documents and take such other action as MRV may reasonably deem necessary or desirable in order to have Luminent fully and unconditionally assume and discharge the liabilities contemplated to be assumed by Luminent under this Agreement or any document in connection herewith and to relieve the MRV Group of any liability or obligation with respect thereto and evidence the same to third parties. Neither MRV nor Luminent shall be obligated, in connection with the foregoing, to expend money other than reasonable out-of- pocket expenses, attorneys' fees and recording or similar fees. Furthermore, each party, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

5.3 Additional Transitional Services Agreements. MRV and its Subsidiaries and Luminent and its Subsidiaries will enter into transitional services agreements covering the provision of various transitional services, including financial, accounting, real estate and site services, sales, customer support, human resources, supply chain services and information technology services by MRV (and its Subsidiaries) to Luminent (and its Subsidiaries) or, in certain circumstances, vice versa. Such services will generally be provided for a fee equal to the direct costs and indirect costs of providing such services plus five percent (5%). The transitional services agreements will generally provide for a term of one (1) year or less. However, some transitional services agreements may be extended beyond the initial one (1) year term, in which case the fee for such services shall, generally, remain as the direct costs and indirect costs of providing such services plus ten percent (10%).

5.4     Agreement for Exchange of Information.

        (a) Generally. Each of MRV and Luminent agrees to provide, or cause to be provided, to each other, at any time before or after the Distribution Date, as soon as reasonably practicable after written request therefor, any Information in the possession or under the control of such party that the requesting party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities laws) by a Governmental Authority having jurisdiction over the requesting party, (ii) for use in any other judicial, regulatory, administrative or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation or other similar requirements, (iii) to comply with its obligations under this Agreement or any Ancillary Agreement or (iv) in connection with the ongoing businesses of MRV or Luminent, as the case may be; provided, however, that in the event that any party determines that any such provision of Information could be commercially detrimental, violate any law or agreement, or waive any attorney-client privilege, the parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.

        (b) Internal Accounting Controls; Financial Information. After the Separation Date, (i) each party shall maintain in effect at its own cost and expense adequate systems and controls for its business to the extent necessary to enable the other party to satisfy its reporting, accounting, audit and other obligations, and (ii) each party shall provide, or cause to be provided, to the other party and its Subsidiaries in such form as such requesting party shall request, at no charge to the requesting party, all financial and other data and information as the requesting party determines necessary or advisable in order to prepare its financial statements and reports or filings with any Governmental Authority.

        (c) Ownership of Information. Any Information owned by a party that is provided to a requesting party pursuant to this Section 5.4 shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

        (d) Record Retention. To facilitate the possible exchange of Information pursuant to this Section 5.4 and other provisions of this Agreement after the Distribution Date, each party agrees to use its reasonable commercial efforts to retain all Information in its respective possession or control on the Distribution Date substantially in accordance with the policies of MRV as in effect on the Separation Date. However, except as set forth in the Tax Sharing Agreement, at any time after the Distribution Date, each party may amend its respective record retention policies at such party's discretion; provided, however, that if a party desires to effect the amendment within three (3) years after the Distribution Date, the amending party must give thirty (30) days prior written notice of such change in the policy to the other party to this Agreement.

               (i) No party will destroy, or permit any of its Subsidiaries to destroy, any Information that exists on the Separation Date (other than Information that is permitted to be destroyed under the current record retention policies of MRV) and that falls under the categories listed in Section 5.4(a), without first using its reasonable commercial efforts to notify the other party of the proposed destruction and giving the other party the opportunity to take possession of such Information prior to such destruction.

        (e) Limitation of Liability. No party shall have any liability to any other party in the event that any Information exchanged or provided pursuant to this Section 5.4 is found to be inaccurate, in the absence of gross negligence or willful misconduct by the party providing such Information. No party shall have any liability to any other party if any Information is destroyed or lost after reasonable commercial efforts by such party to comply with the provisions of Section 5.4(d).

        (f) Other Agreements Providing for Exchange of Information. The rights and obligations granted under this Section 5.4 are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information set forth in this Agreement and any Ancillary Agreement.

        (g) Production of Witnesses; Records; Cooperation. After the Distribution Date, except in the case of a legal or other proceeding by one party against another party (which shall be governed by such discovery rules as may be applicable under Section 5.9 or otherwise), each party hereto shall use its reasonable commercial efforts to make available to each other party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of such party as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any legal, administrative or other proceeding in which the requesting party may from time to time be involved, regardless of whether such legal, administrative or other proceeding is a matter with respect to which indemnification may be sought hereunder. The requesting party shall bear all costs and expenses in connection therewith.

5.5 Auditors and Audits; Annual and Quarterly Statements and Accounting. Each party agrees that, for so long as MRV is required in accordance with United States generally accepted accounting principles to consolidate Luminent's results of operations and financial position:

        (a) Selection of Auditors. Luminent shall not select a different accounting firm from that used by MRV to serve as its (and its Subsidiaries') independent certified public accountants ("Luminent's Auditors") for purposes of providing an opinion on its consolidated financial statements without MRV's prior written consent (which shall not be unreasonably withheld).

        (b) Date of Auditors' Opinion and Quarterly Reviews. Luminent shall use its reasonable commercial efforts to enable the Luminent Auditors to complete their audit such that they will date their opinion on Luminent's audited annual financial statements on the same date that MRV's independent certified public accountants ("MRV's Auditors") date their opinion on MRV's audited annual financial statements, and to enable MRV to meet its timetable for the printing, filing and public dissemination of MRV's annual financial statements. Luminent shall use its reasonable commercial efforts to enable the Luminent Auditors to complete their quarterly review procedures such that they will provide clearance on Luminent's quarterly financial statements on the same date that MRV's Auditors provide clearance on MRV's quarterly financial statements.

        (c) Annual and Quarterly Financial Statements. Luminent shall provide to MRV on a timely basis all Information that MRV reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of MRV's annual and quarterly financial statements. Without limiting the generality of the foregoing, Luminent will provide all required financial Information with respect to Luminent and its Subsidiaries to Luminent's Auditors in a sufficient and reasonable time and in sufficient detail to permit Luminent's Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to MRV's Auditors with respect to financial Information to be included or contained in MRV's annual and quarterly financial statements. Similarly, MRV shall provide to Luminent on a timely basis all financial Information that Luminent reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of Luminent's annual and quarterly financial statements. Without limiting the generality of the foregoing, MRV will provide all required financial Information with respect to MRV and its Subsidiaries to MRV's Auditors in a sufficient and reasonable time and in sufficient detail to permit MRV's Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to Luminent's Auditors with respect to Information to be included or contained in Luminent's annual and quarterly financial statements.

        (d) Identity of Personnel Performing the Annual Audit and Quarterly Reviews. Luminent shall authorize Luminent's Auditors to make available to MRV's Auditors both the personnel who performed or will perform the annual audits and quarterly reviews of Luminent and work papers related to the annual audits and quarterly reviews of Luminent, in all cases within a reasonable time prior to Luminent's Auditors' opinion date, so that MRV's Auditors are able to perform the procedures they consider necessary to take responsibility for the work of Luminent's Auditors as it relates to MRV's Auditors' report on MRV's financial statements, all within sufficient time to enable MRV to meet its timetable for the printing, filing and public dissemination of MRV's annual and quarterly statements. Similarly, MRV shall authorize MRV's Auditors to make available to Luminent's Auditors both the personnel who performed or will perform the annual audits and quarterly reviews of MRV and work papers related to the annual audits and quarterly reviews of MRV, in all cases within a reasonable time prior to MRV's Auditors' opinion date, so that Luminent's Auditors are able to perform the procedures they consider necessary to take responsibility for the work of MRV's Auditors as it relates to Luminent's Auditors' report on Luminent's statements, all within sufficient time to enable Luminent to meet its timetable for the printing, filing and public dissemination of Luminent's annual and quarterly financial statements.

        (e) Access to Books and Records. Luminent shall provide MRV's internal auditors and their designees access to Luminent's and its Subsidiaries' books and records so that MRV may conduct reasonable audits relating to the financial statements provided by Luminent pursuant hereto as well as to the internal accounting controls and operations of Luminent and its Subsidiaries. Similarly, MRV shall provide Luminent's internal auditors and their designees access to MRV's and its Subsidiaries' books and records so that Luminent may conduct reasonable audits relating to the financial statements provided by MRV pursuant hereto as well as to the internal accounting controls and operations of MRV and its Subsidiaries.

        (f) Notice of Change in Accounting Principles. Luminent shall give MRV as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or accounting principles from those in effect on the Separation Date. Luminent will consult with MRV and, if requested by MRV, Luminent will consult with MRV's independent public accountants with respect thereto. MRV shall give Luminent as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or accounting principles from those in effect on the Separation Date.

        (g) Conflict with Third-Party Agreements. Nothing in Sections 5.4 and
5.5 shall require Luminent to violate any agreement with any third party regarding the confidentiality of confidential and proprietary information relating to that third party or its business; provided, however, that in the event that Luminent is required under Sections 5.4 and 5.5 to disclose any such Information, Luminent shall use all commercially reasonable efforts to seek to obtain such third party's consent to the disclosure of such information.

5.6 Consistency with Past Practices. At all times, MRV and Luminent will conduct the Luminent Business before the Separation Date in the ordinary course, consistent with past practices.

5.7 Payment of Expenses. Except as otherwise provided in this Agreement, the Ancillary Agreements or any other agreement between the parties relating to the Separation, the IPO or the Distribution, all costs and expenses of the parties hereto in connection with the Separation, the IPO (including underwriting discounts and commissions) and the Distribution and costs and expenses of the parties hereto in connection with the Separation shall be allocated between Luminent and MRV. Luminent and MRV shall each be responsible for their own internal fees, costs and expenses incurred in connection with the Separation, the IPO and the Distribution.

5.8 Foreign Subsidiaries. MRV and Luminent shall cause each of their foreign subsidiaries to execute such local transfer agreements, assignments, assumptions, novations and other documents as shall be necessary to carry out the plan described in Exhibit K (the "Non-US Plan") hereto to effect the purposes of this Agreement with respect to their respective operations outside the United States.


5.9     Dispute Resolution.

        (a) If a dispute, controversy or claim ("Dispute") arises between the parties relating to the interpretation or performance of this Agreement or the Ancillary Agreements, or the grounds for the termination hereof, appropriate senior executives (e.g. director or V.P. level) of each party who shall have the authority to resolve the matter shall meet to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies. The initial meeting between the appropriate senior executives shall be referred to herein as the "Dispute Resolution Commencement Date." Discussions and correspondence relating to trying to resolve such Dispute shall be treated as confidential information developed for the purpose of settlement and shall be exempt from discovery or production and shall not be admissible. If the senior executives are unable to resolve the Dispute within thirty (30) days from the Dispute Resolution Commencement Date, and either party wishes to pursue its rights relating to such Dispute, then the Dispute will be mediated by a mutually acceptable mediator appointed pursuant to the mediation rules of JAMS/Endispute within thirty (30) days after written notice by one party to the other demanding non-binding mediation. Neither party may unreasonably withhold consent to the selection of a mediator or the location of the mediation. Both parties will share the costs of the mediation equally, except that each party shall bear its own costs and expenses, including attorney's fees, witness fees, travel expenses, and preparation costs. The parties may also agree to replace mediation with some other form of non-binding or binding ADR.

        (b) Any Dispute which the parties cannot resolve through mediation within ninety (90) days of the Dispute Resolution Commencement Date, unless otherwise mutually agreed, shall be submitted to final and binding arbitration under the then current Commercial Arbitration Rules of the American Arbitration Association ("AAA"), by three (3) arbitrators in Los Angeles County, California. Such arbitrators shall be selected by the mutual agreement of the parties or, failing such agreement, shall be selected according to the aforesaid AAA rules. The arbitrators will be instructed to prepare and deliver a written, reasoned opinion stating their decision within thirty (30) days of the completion of the arbitration. The prevailing party in such arbitration shall be entitled to expenses, including costs and reasonable attorneys' and other professional fees, incurred in connection with the arbitration (but excluding any costs and fees associated with prior negotiation or mediation). The decision of the arbitrator shall be final and non-appealable and may be enforced in any court of competent jurisdiction. The use of any ADR procedures will not be construed under the doctrine of laches, waiver or estoppel to adversely affect the rights of either party.

        (c) Any Dispute regarding the following is not required to be negotiated, mediated or arbitrated prior to seeking relief from a court of competent jurisdiction: breach of any obligation of confidentiality; infringement, misappropriation, or misuse of any intellectual property right; any other claim where interim relief from the court is sought to prevent serious and irreparable injury to one of the parties or to others. However, the parties to the Dispute shall make a good faith effort to negotiate and mediate such Dispute, according to the above procedures, while such court action is pending.

        (d) Continuity of Service and Performance. Unless otherwise agreed in writing, the parties will continue to provide service and honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this Section 5.9 with respect to all matters not subject to such dispute, controversy or claim.

5.10 Governmental Approvals. To the extent that the Separation requires any Governmental Approvals, the parties will use their reasonable commercial efforts to obtain any such Governmental Approvals.

5.11    No Representation or Warranty

  MRV does not, in this Agreement or any other agreement, instrument or document contemplated by this Agreement, make any representation as to, warranty of or covenant with respect to:

        (a) the value of any asset or thing of value to be transferred to Luminent;

        (b) the freedom from encumbrance of any asset or thing of value to be transferred to Luminent;

        (c) the absence of defenses or freedom from counterclaims with respect to any claim to be transferred to Luminent; or (d) the legal sufficiency of any assignment, document or instrument delivered hereunder to convey title to any asset or thing of value upon its execution, delivery and filing.

        Except as may expressly be set forth herein or in any Ancillary Agreement, all assets to be transferred to Luminent shall be transferred "AS IS, WHERE IS" and Luminent shall bear the economic and legal risk that any conveyance shall prove to be insufficient to vest in Luminent good and marketable title, free and clear of any lien, claim, equity or other encumbrance.

5.12 Non-Solicitation of Employees. MRV and Luminent each agree not to solicit or recruit, without the other party's express written consent, the other party's employees for a period of two (2) years following the Distribution Date. To the extent this prohibition is waived, any recruitment efforts by either MRV or Luminent during the period of one (1) year after the Distribution Date shall be coordinated with each party's Senior Vice President of Human Resources or his or her designate and appropriate management. Notwithstanding the foregoing, this prohibition on solicitation does not apply to actions taken by a party either:
(a) solely as a result of an employee's affirmative response to a general recruitment effort carried out through a public solicitation or general solicitation, or (b) as a result of an employee's initiative.

5.13 Employee Agreements; Definition. As used in this Section 5.13, "Employee Agreement" means the Invention and Nondisclosure Agreement, the Non-Competition and Non-Solicitation Agreement and corresponding agreements in foreign countries executed by each MRV employee.

        (a) Survival of MRV Employee Agreement Obligations and MRV's Common Law Rights. The MRV Employee Agreements of all former MRV employees transferred to Luminent as of the Distribution Date shall remain in full force and effect according to their terms; provided, however, that none of the following acts committed by former MRV employees within the scope of their Luminent employment shall constitute a breach of such MRV Employee Agreements: (i) the use or disclosure of Confidential Information (as that term is defined in the former MRV employee's MRV Employee Agreement) for or on behalf of Luminent, if such disclosure is consistent with the rights granted to Luminent and restrictions imposed on Luminent under this Agreement, any Ancillary Agreement or any other agreement between the parties; (ii) the disclosure and assignment to Luminent of rights in proprietary developments authored or conceived by the former MRV employee after the Separation Date and resulting from the use of, or based upon intellectual property (whether patented or not) which is retained by MRV; provided, however, that in no event shall such disclosure and assignment be regarded as assigning the underlying intellectual property to Luminent; (iii) the rendering of any services, directly or indirectly, to Luminent to the extent such services are consistent with the assignment or license of rights granted to Luminent and the restrictions imposed on Luminent under this Agreement, any Ancillary Agreement or any other agreement between the parties; and (iv) solicitation of the employees of one party by the other party prior to the Distribution Date (so long as such solicitation does not violate Section 5.12 hereof). Further, MRV retains any rights it has under statute or common law with respect to actions by its former employees to the extent such actions are inconsistent with the rights granted to Luminent and restrictions imposed on

Luminent under this Agreement, any Ancillary Agreement or any other agreement between the parties.

        (b) Assignment, Cooperation for Compliance and Enforcement.

               (i) MRV retains all rights under the MRV Employee Agreements of all former MRV employees necessary to permit MRV to protect the rights and interests of MRV, but hereby transfers and assigns to Luminent its rights under the MRV Employee Agreements of all former MRV employees to the extent required to permit Luminent to enjoin, restrain, recover damages from or obtain specific performance of the MRV Employee Agreements or obtain other remedies against any employee who breaches his/her MRV Employee Agreement.

               (ii) MRV and Luminent agree, at their own respective cost and expense, to use their reasonable efforts to cooperate as follows: (A) Luminent shall advise MRV of: (1) any violation(s) of the MRV Employee Agreement by former MRV employees, and (2) any violation(s) of the Luminent Employee Agreement which affect MRV's rights; and (B) MRV shall advise Luminent of any violations of the MRV Employee Agreement by current or former MRV employees which affect Luminent's rights; provided, however, that the foregoing obligations shall only apply to violations which become known to an attorney within the legal department of the party obligated to provide notice thereof.

               (iii) MRV and Luminent each may separately enforce the MRV Employee Agreements of former MRV employees to the extent necessary to reasonably protect their respective interests, provided, however, that (i) Luminent shall not commence any legal action relating thereto without first consulting with MRV's General Counsel or his/her designee and (ii) MRV shall not commence any legal action relating thereto against any former MRV employee who is at the time an Luminent employee without first consulting with Luminent's General Counsel or his/her designee. If either party, in seeking to enforce any MRV Employee Agreement, notifies the other party that it requires, or desires, such party to join in such action, then the other party shall do so. In addition, if either party commences or becomes a party to any action to enforce a MRV Employee Agreement of a former MRV employee, the other party shall, whether or not it becomes a party to the action, cooperate with the other party by making available its files and employees who have information or knowledge relevant to the dispute, subject to appropriate measures to protect the confidentiality of any proprietary or confidential information that may be disclosed in the course of such cooperation or action and subject to any relevant privacy laws and regulations. Any such action shall be conducted at the expense of the party bringing the action and the parties shall agree on a case by case basis on compensation, if any, of the other party for the value of the time of such other party's employees as reasonably required in connection with the action.

               (iv) MRV and Luminent understand and acknowledge that matters relating to the making, performance, enforcement, assignment and termination of employee agreements are typically governed by the laws and regulations of the national, federal, state or local governmental unit where an employee resides, or where an employee's services are rendered, and that such laws and regulations may supersede or limit the applicability or enforceability of this Section 5.13. In such circumstances, MRV and Luminent agree to take action with respect to the employee agreements that best accomplishes the parties' objectives as set forth in this Section 5.13 and that is consistent with applicable law.

5.14 Cooperation in Obtaining New Agreements. MRV understands that, prior to the Separation Date, Luminent has derived benefits under certain agreements and relationships between MRV and third parties, which agreements and relationships are not being assigned or transferred to Luminent in connection with the Separation. Upon the request of Luminent, MRV agrees to make introductions of appropriate Luminent personnel to MRV's contacts at such third parties, and agrees to provide reasonable assistance to Luminent, at MRV's own expense, so that Luminent may enter into agreements or relationships with such third parties under substantially equivalent terms and conditions, including financial terms and conditions, that apply to MRV. Such assistance may include, but is not limited to, (a) requesting and encouraging such third parties to enter into such agreements or relationships with Luminent, (b) attending meetings and negotiating sessions with Luminent and such third parties, and (c) participating in buying consortiums with Luminent. MRV also understands that certain agreements between MRV and third parties which are being assigned to Luminent in connection with the Separation may require the consent of the applicable third party. MRV shall assist Luminent in seeking and obtaining the consent of such third parties to such assignment. The parties expect that the activities contemplated by this Section 5.14 will be substantially completed by the Distribution Date, but in no event will MRV have any obligations hereunder after the first anniversary of the Distribution Date.

5.15 Property Damage to Luminent Assets Prior to the Separation Date. In the event of any property damage, other than ordinary wear and tear, to any Luminent Assets held by MRV which occurs prior to the Separation Date, MRV shall repair or otherwise address such damage in the ordinary course of business consistent with past practices; provided, however, that nothing in this clause shall restrict MRV from disposing of any Assets in the ordinary course of business consistent with past practices.

                                   ARTICLE VI

                                  MISCELLANEOUS

6.1 Limitation of Liability. IN NO EVENT SHALL ANY MEMBER OF THE MRV GROUP OR LUMINENT GROUP BE LIABLE TO ANY OTHER MEMBER OF THE MRV GROUP OR LUMINENT GROUP FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY'S INDEMNIFICATION OBLIGATIONS FOR LIABILITIES AS SET FORTH IN THE INDEMNIFICATION AND INSURANCE MATTERS AGREEMENT.

6.2 Entire Agreement. This Agreement, the Ancillary Agreements and the Exhibits and Schedules referenced or attached hereto and thereto, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof.

6.3 Governing Law. This Agreement shall be construed in accordance with and all Disputes hereunder shall be governed by the laws of the State of California, excluding its conflict of law rules and the United Nations Convention on Contracts for the International Sale of Goods. The Superior Court of Los Angeles County and/or the United States District Court for the Southern District of California shall have jurisdiction and venue over all Disputes between the parties that are permitted to be brought in a court of law pursuant to Section
5.9 above.

6.4 Termination. This Agreement and all Ancillary Agreements may be terminated and the Distribution abandoned at any time prior to the IPO Closing Date by and in the sole discretion of MRV without the approval of Luminent. This Agreement may be terminated at any time after the IPO Closing Date and before the Distribution Date by mutual consent of MRV and Luminent. In the event of termination pursuant to this Section 6.4, no party shall have any liability of any kind to the other party.

6.5 Notices. Notices, offers, requests or other communications required or permitted to be given by either party pursuant to the terms of this Agreement shall be given in writing to the respective parties to the following addresses:



        if to MRV :

                          MRV Communications, Inc.

                          20415 Nordhoff Street

                          Chatsworth, California  91311

                          Attention:  Noam Lotan, Chief Executive Officer

                          Fax: (818) 773-0906



        if to Luminent:

                          Luminent, Inc.

                          20550 Nordhoff Street

                          Chatsworth, California  91311

                          Attention:  William R. Spivey, Chief Executive Officer

                          Fax: (818) 576-9456



or to such other address as the party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving non-performance, termination, or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested. All other notices may also be sent by fax, confirmed by first class mail. All notices shall be deemed to have been given and received on the earlier of actual delivery or three (3) days from the date of postmark.

6.6 Counterparts. This Agreement, including the Ancillary Agreement and the Exhibits and Schedules hereto and thereto and the other documents referred to herein or therein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.


6.7 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may be enforced separately by each member of the MRV Group and each member of the Luminent Group. Neither party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other party, and any such assignment shall be void; provided, however, either party may assign this Agreement to a successor entity in conjunction with such party's reincorporation.

6.8 Severability. If any term or other provision of this Agreement or the Exhibits or Schedules attached hereto is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

6.9 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or the Exhibits or Schedules attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

6.10 Amendment. No change or amendment will be made to this Agreement or the Exhibits or Schedules attached hereto except by an instrument in writing signed on behalf of each of the parties to such agreement.

6.11 Authority. Each of the parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and
(d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.


6.12 Interpretation. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

6.13 Conflicting Agreements. In the event of conflict between this Agreement and any Ancillary Agreement or other agreement executed in connection herewith, the provisions of such other agreement shall prevail.

                                   ARTICLE VII

                                   DEFINITIONS

7.1 Affiliated Company. "Affiliated Company" of any Person means any entity that controls, is controlled by, or is under common control with such Person. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

7.2 Governmental Approvals. "Governmental Approvals" means any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

7.3 Governmental Authority. "Governmental Authority" shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

7.4 Information. "Information" means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

7.5 IPO Closing Date. "IPO Closing Date" has the meaning set forth in the
Section 3.3 hereof.

7.6 Luminent Assets. "Luminent Assets" has the meaning set forth in Section 1.2 of the Assignment Agreement.

7.7     Luminent Group

  "Luminent Group" means Luminent, each Subsidiary and Affiliated Company of Luminent immediately after the Separation Date or that is contemplated to be a Subsidiary or Affiliated Company of Luminent pursuant to the Non-US Plan and each Person that becomes a Subsidiary or Affiliate Company of Luminent after the Separation Date.

7.8 Luminent's Auditors. "Luminent's Auditors" means Luminent's independent certified public accountants.

7.9 Person. "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

7.10 Record Date. "Record Date" means the close of business on the date to be determined by the Board of Directors of MRV as the record date for determining the stockholders of MRV entitled to receive shares of common stock of Luminent in the Distribution.

7.11 Subsidiary. "Subsidiary" of any Person means a corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however, that no Person that is not directly or indirectly wholly-owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control, that Person.

7.12 MRV Group. "MRV Group" means MRV, each Subsidiary and Affiliated Company of MRV (other than any member of the Luminent Group) immediately after the Separation Date, after giving effect to the Non-US Plan and each Person that becomes a Subsidiary or Affiliate Company of MRV after the Separation Date.

7.13 MRV's Auditors. "MRV's Auditors" means MRV's independent certified public accountants.


                    [REST OF PAGE INTENTIONALLY LEFT BLANK.]

WHEREFORE, the parties have signed this Master Separation and Distribution Agreement effective as of the date first set forth above.



                                             MRV COMMUNICATIONS, INC.,


                                          By: /s/ SHLOMO MARGALIT
                                             -----------------------------------
                                             Dr. Shlomo Margalit, Chairman


                                          and


                                          By: /s/ NOAM LOTAN
                                             -----------------------------------
                                             Noam Lotan, Chief Executive Officer



                                             LUMINENT, INC.,



                                          By: /s/ WILLIAM R. SPIVEY
                                             -----------------------------------
                                        Name: William R. Spivey
                                             -----------------------------------
                                       Title: President / CEO
                                             -----------------------------------

                                          and


                                          By: /S/ ERIC BLACHNO
                                             -----------------------------------
                                        Name: Eric Blachno
                                             -----------------------------------
                                       Title: Vice-President Finance / CEO
                                             -----------------------------------

                                    EXHIBITS

Exhibit A   Certificate of Secretary of MRV

Exhibit B   Certificate of Secretary of Luminent

Exhibit C   General Assignment and Assumption Agreement

Exhibit D-1 Master Technology Ownership and License Agreement

Exhibit D-2 Master Patent Ownership and License Agreement

Exhibit D-3 Master Trademark Ownership and License Agreement

Exhibit E   Employee Matters Agreement

Exhibit F   Tax Sharing Agreement

Exhibit G   Master Transitional Services Agreement

Exhibit H   Real Estate Matters Agreement

Exhibit I   Master Confidential Disclosure Agreement

Exhibit J   Indemnification and Insurance Matters Agreement

                                    EXHIBIT A

                         CERTIFICATE OF SECRETARY OF MRV

    I, ____________________, Secretary of MRV Communications, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), DO HEREBY CERTIFY that attached hereto are true and correct copies of certain resolutions adopted in a telephone meeting of the MRV Communications, Inc. Board of Directors on _________, 2000, which resolutions have not been amended, modified, rescinded and remain in full force and effect on the date hereof.

    IN WITNESS WHEREOF, I have hereunder set my hand and affixed the seal of MRV Communications, Inc. this __________________ day of ___________, 2000.


                        -----------------------------------

                        -----------------------, Secretary

                                    EXHIBIT B

                      CERTIFICATE OF SECRETARY OF LUMINENT

    I, ____________________, Secretary of Luminent, Inc., a corporation organized and existing under the laws of the State of California (the "Company"), DO HEREBY CERTIFY that attached hereto are true and correct copies of certain resolutions adopted in a meeting of the Luminent, Inc. Board of Directors on __________, 2000, which resolutions have not been amended, modified, rescinded and remain in full force and effect on the date hereof.

    IN WITNESS WHEREOF, I have hereunder set my hand and affixed the seal of Luminent, Inc. this __________________ day of ___________, 2000.


                        -----------------------------------

                        -----------------------, Secretary

                                    EXHIBIT C

                   GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT

                                   EXHIBIT D-1

                MASTER TECHNOLOGY OWNERSHIP AND LICENSE AGREEMENT

                                   EXHIBIT D-2

                  MASTER PATENT OWNERSHIP AND LICENSE AGREEMENT

                                   EXHIBIT D-3

                MASTER TRADEMARK OWNERSHIP AND LICENSE AGREEMENT

                                    EXHIBIT E

                           EMPLOYEE MATTERS AGREEMENT

                                    EXHIBIT F

                              TAX SHARING AGREEMENT

                                    EXHIBIT G

                     MASTER TRANSITIONAL SERVICES AGREEMENT

                                    EXHIBIT H

                          REAL ESTATE MATTERS AGREEMENT

                                    EXHIBIT I

                    MASTER CONFIDENTIAL DISCLOSURE AGREEMENT

                                    EXHIBIT J

                 INDEMNIFICATION AND INSURANCE MATTERS AGREEMENT